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                                                                   Exhibit 3.281

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                        REIMBURSEMENT TECHNOLOGIES, INC.

                                    ARTICLE I

                                     OFFICES

     Section 1.1 Registered Office. The registered office of Reimbursement Technologies, Inc. (the "Corporation") in the Commonwealth of Pennsylvania shall be as specified in the Articles of Incorporation of the Corporation as they may from time to time be amended (the "Articles") or at such other place as the Board of Directors of the Corporation (the "Board") may specify in a statement of change of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

     Section 1.2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or the business of the Corporation requires.

                                   ARTICLE II

                          MEETINGS OF THE SHAREHOLDERS

     Section 2.1. Place. All meetings of the shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as the Board may from time to time determine.

     Section 2.2. Annual Meeting. A meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held once each calendar year on the third Tuesday in April or, if that be a legal holiday, on the first day thereafter that is not a legal holiday, or on such other date as the Board shall determine. If the annual meeting is not called and held within six months after the designated time for such meeting, any shareholder may call the meeting at any time after the expiration of such six-month period.

     Section 2.3. Written Ballot. Except upon demand by a shareholder entitled to vote at the election and before the voting begins, elections of directors need not be by written ballot.

     Section 2.4. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called at any time by the President of the Corporation, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting, or by the Board of Directors of the corporation, or by any officer of the Corporation

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who holds at least 10% of the votes that all shareholders are entitled to cast at the particular meeting, upon written request delivered to the Secretary of the Corporation. Any request for a special meeting of shareholders shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary of the Corporation to give notice, in a manner consistent with Section 2.6 of these Bylaws, of a special meeting of the shareholders to be held at such time as the Secretary of the Corporation may fix, which time may not be, if the meeting is called pursuant to a statutory right, more than sixty (60) days after receipt of the request. If the Secretary of the Corporation shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     Section 2.5. Scope of Special Meetings. Business transacted at any special meeting shall be confined to the business stated in the notice.

     Section 2.6. Notice. Written notice of every meeting of the shareholders, stating the place, the date and hour thereof and, in the case of a special meeting of the shareholders, the general nature of the business to be transacted thereat, shall be given in a manner consistent with the provisions of Section
12.5 of these Bylaws at the direction of the Secretary of the Corporation or, in the absence of the Secretary of the Corporation, any Assistant Secretary of the Corporation, at least ten (10) days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as it may from time to time be amended (the "1988 BCL"), or five (5) days prior to the day named for the meeting in any other case, to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with Section 8.1 of these Bylaws or, if no record date be fixed, then of record at the close of business on the 10th day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day of the meeting, at such address (or telex, TWX, telecopier or telephone number), as appears on the transfer books of the Corporation. Any notice of any meeting of shareholders shall state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting, although less than a quorum pursuant to Section 2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned.

     Section 2.7. Quorum. Except as otherwise provided in a bylaw adopted by the shareholders, the shareholders present in person or by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on any particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration of, and action on, such matter; provided that, if any shareholder is prohibited by contract from voting his shares on any matter, such shareholder's shares shall not be considered to be outstanding for purposes of determining a quorum with respect to that particular matter. Shares of the Corporation owned by it, directly or indirectly, shall not be counted in determining the total number of outstanding shares for quorum purposes. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until the adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, the shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.8 of these Bylaws, adjourn the meeting to such time and place as they may determine.


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     Section 2.8. Adjournment. Adjournments of any regular or special meeting may be taken but any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods not exceeding fifteen
(15) days as the shareholders present and entitled to vote shall direct, until the directors have been elected. Other than as provided in the last sentence of
Section 2.6 of these Bylaws, notice of the adjourned meeting or the business to be transacted thereat need not be given, other than announcement at the meeting at which adjournment is taken, unless the Board fixes a new record date for the adjourned meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

     Unless otherwise provided in a bylaw adopted by the shareholders, those shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to Section 2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of (i) electing directors at a meeting called for the election of directors that has been previously adjourned for lack of a quorum, and (ii) acting, at a meeting that has been adjourned for one or more periods aggregating fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of such adjourned meeting, provided that such original notice shall have complied with the last sentence of Section 2.6 of these Bylaws.

     Section 2.9. Majority Voting. At every meeting of the shareholders, every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his or her name on the books of the Corporation. Shares of the Corporation owned by it, directly or indirectly, shall not be voted. Any matter brought before a duly organized meeting for a vote of the shareholders shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of the 1988 BCL, the Articles or a provision of these bylaws as adopted by the shareholders, in any of which case(s) such express provision shall govern and control the decision on such matter. Any provision in these Bylaws requiring a vote other than a majority for the taking of any action by the shareholders shall not be amended or repealed by any lesser number or percentage of votes.

     Section 2.10. Special Voting Provision. The shareholders shall be entitled to vote in the election of directors as provided in Article IV of these Bylaws. In addition, the shareholders owning sixty-five percent (65%) or more of all outstanding shares must approve any of the following actions before they may be taken by the corporation:

          (a) any commitment for the borrowing of, or any borrowing of, any funds from any person other than a shareholder, (except that this special voting requirement shall not apply to any borrowings (whether or not outstanding on the date these Bylaws are adopted)) under the revolving credit and term loan facility extended to the corporation by Philadelphia National Bank, incorporated as CoreStates Bank, N.A.;

          (b) any increase in any salary, bonus, director's fee or other compensation to be paid to any shareholder as an employee, officer or director of the corporation; or any increase in any director's fee paid to anyone other than a shareholder (except that setting an initial director's fee shall not be considered to be an increase except to the extent it would exceed a reasonable amount customarily paid to directors as a director's fee).


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          (c) any hiring or firing of, or any increase in salaries to be paid to, any senior managerial employee of the company who is not also a shareholder;

          (d) entering into any contract for the provision of health care billing management or reimbursement maximization services;

          (e) any changes to these bylaws, except as expressly permitted herein;

          (f) any commitment to sell any assets or the business of the corporation;

          (g) any amendment to the Articles of Incorporation of the corporation or any merger with or into, or any consolidation with, any other corporation;

          (h) any incurring of an expense greater than $25,000; and

          (i) any issuance of shares of stock in the corporation to any person other than a person already owning shares of stock in the corporation. Issuance of shares of stock in the corporation to a shareholder shall be governed by the terms of a certain Shareholders' Agreement among the corporation, Murray D. Fein and Stuart L. Wolf and dated July 24, 1991 (the "Shareholders' Agreement").

          If and for so long as any person holding thirty-five percent (35%) or more of the corporation's outstanding stock is not competent, which means for these purposes that he is not capable of understanding the nature of his property and of making business decisions as an ordinary prudent person might make in similar circumstances, then the shares held by such person shall be deemed not to be outstanding for purposes of this Section 2.10 (and for purposes of establishing a quorum at any meeting of shareholders).

     Section 2.11. Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to corporate action in writing may authorize another person to act for him or her by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder, shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

     Section 2.12. Voting Lists. The officer or agent having charge of the transfer books for securities of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and


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place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     Section 2.13. Judges of Election. In advance of any meeting of the shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three, as determined by the Board to be appropriate under the circumstances. No person who is a candidate for office to be filled at the meeting shall act as a judge at the meeting. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder or the proxy of any shareholder. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     Section 2.14. Participation by Conference Call. The right of any shareholder to participate in any shareholders' meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which event all shareholders so participating shall be deemed present at such meeting, shall be granted solely in the discretion of the Board.

                                   ARTICLE III

                      SHAREHOLDER ACTION BY WRITTEN CONSENT

     Section 3.1. Unanimous Written Consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and filed with the Secretary of the Corporation.

     Partial Written Consent. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. An action taken pursuant to this section shall not become effective until at least ten (10) days' written notice has been given to each shareholder entitled to vote thereon who has not consented thereto.

     Section 3.2. Record Date - Consents. Except as otherwise provided in
Section 8.1 of these Bylaws, the record date for determining shareholders entitled to express consent or dissent to action in writing without a meeting, when prior action by the Board is not necessary, shall be at the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation. If prior action by the Board is necessary, the record date for


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determining such shareholders shall be at the close of business on the day on which the Board adopts the resolution relating to such action.

                                   ARTICLE IV

                                    DIRECTORS

     Section 4.1. Number and Qualifications. The Board shall consist of not less than two nor more than seven directors, the number of such directors to be determined from time to time by a majority of votes entitled to be cast at a meeting of Shareholders in the election of directors. Directors shall be elected by the shareholders and shall be natural persons of full age. Directors need not be residents of the Commonwealth of Pennsylvania or security holders of the Corporation.

     Section 4.2. Term. Each director shall be elected to serve a term of one year and until a successor is elected and qualified or until the director's earlier death, resignation or removal.

     Section 4.3. Nominations of Directors. Nominees for election to the Board may be designated by each shareholder. A nominating shareholder shall provide his nomination, together with (i) a written description of the nominee's qualifications and other relevant biographical information, (ii) a description of any arrangements or understandings among the recommending shareholder and each nominee and any other person with respect to such nomination, and (iii) the consent of each nominee to serve as a director of the Corporation if so elected, to the Secretary of the Corporation not later than ten (10) days before the meeting at which directors are to be elected. Only persons duly nominated for election to the Board in accordance with this Section 4.3 shall be eligible for election to the Board.

     Section 4.4. Vacancies. Vacancies in the Board, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of votes entitled to be cast at a meeting of shareholders in the election of directors and each person so elected shall serve as a director for the balance of the unexpired term.

     Section 4.5. Removal. The entire Board or any one or more directors may be removed from office without assigning any cause by the majority vote of the shareholders, except as provided in the Shareholders' Agreement.

     Section 4.6. Powers. The business and affairs of the Corporation shall be managed under the direction of its Board, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or these Bylaws directed or required to be exercised and done by the shareholders.

     Section 4.7. Place of Board Meetings. Meetings of the Board may be held at such place within or without the Commonwealth of Pennsylvania as the Board may from time to time appoint or as may be designated in the notice of the meeting.

     Section 4.8. First Meeting of Newly Elected Board. The first meeting of each newly elected Board may be held at the same place and immediately after the meeting at which such directors were elected and no notice shall be required other than announcement at such meeting.


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If such first meeting of the newly elected Board is not so held, notice of such meeting shall be given in the same manner as set forth in Section 4.9 of these Bylaws with respect to notice of regular meetings of the Board.

     Section 4.9. Regular Board Meetings; Notice. Regular meetings of the Board may be held at such times and places as shall be determined from time to time by resolution of at least a majority of the whole Board at a duly convened meeting, or by unanimous written consent. The Secretary may, but need not, provide notice of each regular meeting of the Board specifying the date, place and hour of the meeting in a manner consistent with Section 12.5 of these Bylaws.

     Section 4.10. Special Board Meetings; Notice. Special meetings of the Board may be called by the President of the Corporation on notice to each director, specifying the date, place and hour of the meeting and given within the same time and in the same manner provided for notice of regular meetings in Section
4.9 of these Bylaws. Special meetings shall be called by the Secretary of the Corporation in like manner and on like notice on the written request of two directors.

     Section 4.11. Quorum of the Board. At all meetings of the Board, the presence of a majority of the directors in office shall constitute a quorum for the transaction of business, and, except as provided in these Bylaws with respect to matters requiring shareholder approval, the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

     Section 4.12. Committees of Directors. The Board may, by resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in such resolution of the Board or in these Bylaws, shall have and may exercise all of the powers and authority of the Board; provided, however, that no such committee shall have any power or authority to (i) submit to the shareholders any action requiring approval of the shareholders under the 1988 BCL, (ii) create or fill vacancies on the Board, (iii) amend or repeal these Bylaws or adopt new bylaws, (iv) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board, (v) act on any matter committed by these Bylaws or by resolution of the Board to another committee of the Board, (vi) amend the Articles or (vii) adopt a plan or an agreement of merger or consolidation. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another director to act at the meeting in the place of any absent or disqualified member. Minutes of all meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth an action taken by written consent without a meeting shall be distributed to each member of the Board promptly after such meeting is held or such action is taken. Each committee of the Board shall serve at the pleasure of the Board.


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     Section 4.13. Participation in Board Meetings by Telephone. One or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

     Section 4.14. Action by Consent of Directors. Any action required or permitted to be taken at a meeting of the Board or of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the directors in office or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

     Section 4.15. Compensation of Directors. The Board may, by resolution, fix the compensation of directors for their services as directors. A director may also serve the Corporation in any other capacity and receive compensation therefor.

     Section 4.16. Directors' Liability. No person who is or was a director of the Corporation shall be personally liable for monetary damages for any action taken, or any failure to take any action unless (a) such director has breached or failed to perform the duties of his or her office under the 1988 BCL and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness, or unless such liability is imposed pursuant to a criminal statute or for the payment of taxes pursuant to local, state or federal law.

                                    ARTICLE V

                                    OFFICERS

     Section 5.1. Principal Officers. The officers of the Corporation shall be chosen by the Board, and shall include a President, one or more Vice Presidents, a Secretary and a Treasurer (collectively, the "Principal Officers"). The President, all Vice Presidents and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person, shall be of full age. Any number of offices may be held by the same person.

     Section 5.2. Electing Principal Officers. Except as provided in Section
2.10 of these Bylaws, the Board, immediately after each annual meeting of the shareholders, shall elect the Principal Officers of the Corporation, none of whom need be members of the Board.

     Section 5.3. Other Officers. The Corporation may have such other officers, assistant officers, agents and employees as the Board may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties as the Board or the President may from time to time determine.

     Section 5.4. Compensation. Except as provided in Sections 2.10 and 5.3 of these Bylaws, the salaries of all officers of the Corporation shall be fixed by the Board.

     Section 5.5. Term of Office; Removal. Except as provided in Section 2.10 of these Bylaws, (a) each officer of the Corporation shall hold office until his or her successor has been chosen and qualified or until his or her earlier death, resignation or removal; (b) vacancies of any


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office shall be filled by the Board; and (c) any officer or agent may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not of itself create any contract rights.

     Section 5.6. The President. The President shall be the chief executive officer of the Corporation; he or she shall preside at all meetings of the shareholders and directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the board are carried into effect.

     Section 5.7. The Vice Presidents. The Vice-President or Vice-Presidents, in the order designated by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board may prescribe or the President may delegate to them.

     Section 5.8. The Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all the votes of the Corporation and the minutes of all the transactions in a book to be kept for that purpose, and shall perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be. He or she shall keep in safe custody the corporate seal, if any, of the Corporation.

     Section 5.9. The Treasurer.

          (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board.

          (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer.

     Section 5.10. Bonds. If required by the Board, any officer shall give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board, for the faithful discharge of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

                                   ARTICLE VI

                             CERTIFICATES FOR SHARES

     Section 6.1. Share Certificates. The certificates representing shares of the Corporation shall be numbered and registered in a share register as they are issued. The share register shall


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exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each.

     The Certificate shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby. If, under its Articles, the Corporation is authorized to issue shares of more than one class or series, each Certificate shall set forth, or shall contain a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board to fix and determine such rights.

     Section 6.2. Execution of Certificates. Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the President, by any Vice-President, or by the Secretary. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of issue.

                                   ARTICLE VII

                               TRANSFER OF SHARES

     Section 7.1. Transfer; Duty of Inquiry. Upon presentment to the Corporation or its transfer agent of a share certificate indorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer registered upon the books of the Corporation, unless the Corporation or its transfer agent has a duty to inquire as to adverse claims with respect to such transfer which has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to transfers of its securities or the rightfulness thereof unless
(a) the Corporation has received written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it before the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares are a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

     Section 7.2. Discharging Duty of Inquiry. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by the claimant or, if there is no such address, at the claimant's residence or regular place of business, that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty (30) days from the date of mailing the notification, either (a) an appropriate restraining


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order, injunction or other process, issues from a court of competent jurisdiction or (b) an indemnity bond, sufficient in the Corporation's judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

                                  ARTICLE VIII

                      RECORD DATE; IDENTITY OF SHAREHOLDERS

     Section 8.1. Record Date. The Board may fix a time, prior to the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety (90) days prior to the date of the meeting. Except as otherwise provided in Section
8.2 of these Bylaws, only the shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of securities on the books of the Corporation after any record date so fixed. The Board may similarly fix a record date for the determination of shareholders for any other purpose. When a determination of shareholders of record has been made as herein provided for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

     Section 8.2. Certification of Nominee. The Board may adopt a procedure whereby a shareholder may certify in writing to the Secretary of the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The Board, in adopting such procedure, may specify (i) the classification of shareholder who may certify, (ii) the purpose or purposes for which the certification may be made, (iii) the form of certification and the information to be contained therein, (iv) as to certifications with respect to a record date, the date after the record date by which the certification must be received by the Secretary of the Corporation, and (v) such other provisions with respect to the procedure as the Board deems necessary or desirable. Upon receipt by the Secretary of the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified instead of the persons making the certification.

                                   ARTICLE IX

                             REGISTERED SHAREHOLDERS

     Section 9.1. Before due presentment for transfer of any shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania or Section 8.2 of these Bylaws.


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

                                    ARTICLE X

                                LOST CERTIFICATES

     Section 10.1. If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board or its designated agent, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.

                                   ARTICLE XI

                                  DISTRIBUTIONS

     Section 11.1. Distributions. Distributions upon the shares of the Corporation, whether by dividend, purchase or redemption or other acquisition of its shares subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board and may be paid directly or indirectly in cash, in property or by the incurrence of indebtedness by the Corporation.

     Section 11.2. Reserves. Before the making of any distributions, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

     Section 11.3. Stock Dividends/Splits. Stock dividends or splits upon the shares of the corporation, subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board.

                                   ARTICLE XII

                               GENERAL PROVISIONS

     Section 12.1. Financial Reports to Shareholders. Unless otherwise agreed in a separate writing between the Corporation and a shareholder, the Corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more of its subsidiaries. The financial statements shall be mailed by the Corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the Corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed. Statements that are audited or reviewed by a public accountant shall be accompanied by the report of the accountant. In other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the Corporation:

          (a) stating his reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation, and

          (b) describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

     Section 12.2. Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate; provided, however, that any check or demand for money on the accounts of the Corporation in excess of ten thousand dollars ($10,000) be signed by two authorized signers as designated by the Board.

     Section 12.3. Fiscal Year. The fiscal year of the Corporation shall end on December 31.

     Section 12.4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument or other document by the Corporation.

     Section 12.5. Notices. Whenever, under the provisions of the 1988 BCL or of the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), telex, TWX (with answerback received), courier service (with charges prepaid) or telecopier, to his or her address, (or to his or her telex, TWX, telecopier or telephone number), appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. A notice given by telex or TWX shall be deemed to have been given when dispatched.

     Section 12.6. Waiver of Notice. Whenever any notice is required to be given by the 1988 BCL or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.


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

                                  ARTICLE XIII

                                   AMENDMENTS

     Section 13.1. Amendments. The Bylaws may be adopted, amended or repealed by a vote of sixty-five percent (65%) of the shareholders entitled to vote thereon at any regular or special meeting duly convened. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the Bylaws. There shall be included in, or enclosed with the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in the Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                                   ARTICLE XIV

                                 INDEMNIFICATION

     Section 14.1. Officers and Directors - Direct Actions. The Corporation shall indemnify, to the extent permitted under these Bylaws, any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) arising out of, or in connection with, any actual or alleged act or omission or by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (i) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (ii) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 14.2. Officers and Directors - Derivative Actions. The Corporation shall indemnify any person who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the

Corporation. Indemnification shall not be made in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

     Section 14.3. Employees and Agents. The Corporation may, to the extent permitted by the 1988 BCL, indemnify any person who is or was an employee or agent of the Corporation, other than an officer, or is or was serving at the request of the Corporation as an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of his service on behalf of the Corporation, provided such person has met the applicable standard of conduct as would apply in any particular instance under the 1988 BCL.

     Section 14.4. Mandatory Indemnification. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 14.1, 14.2 or 14.3 of this Article XIV, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 14.5. Advancing Expense. Expenses (including attorneys' fees) incurred by an officer, director, employee or agent in defending any action or proceeding referred to in this Article XIV may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article XIV.

     Section 14.6. Procedure.

          (a) Unless ordered by a court, any indemnification under Section 14.1,
14.2 or 14.3 of this Article XIV shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 14.1,
14.2 or 14.3.

          (b) Expenses shall be advanced by the Corporation to a director or officer upon a determination that such person has met the applicable standard of conduct set forth in Section 14.1 or 14.2 of this Article and has satisfied the terms set forth in Section 14.5 of this Article.

          (c) Expenses may be advanced to an employee or agent of the Corporation upon a determination that such employee or agent has satisfied the terms of Section 14.3 and

14.5 of this Article and, in view of all the circumstances of the case, such person is fairly and reasonably entitled to advancement of expenses.

          (d) All determinations under this Section 14.6 shall be made:

               (1) With respect to indemnification under Section 14.3 and advancement of expenses under Section 14.6(c), by the Board by a majority vote.

               (2) With respect to indemnification under Section 14.1 or 14.2 and advancement of expenses under Section 14.6(b),

                    (A) By the Board by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or

                    (B) If such a quorum is not obtainable, or, if obtainable and if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                    (C) By the shareholders.

     Section 14.7. Nonexclusivity of Indemnification.

          (a) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIV shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office. Sections 1728 (relating to interested directors; quorum) and 1770 (relating to interested shareholders) of the 1988 BCL shall be applicable to any Bylaw, contract or transaction authorized by the directors under this Section 14.7. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article XIV or otherwise.

          (b) Indemnification pursuant to Section 14.7(a) shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          (c) Indemnification pursuant to Section 14.7(a) under any Bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 14.7 and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

     Section 14.8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article XIV.

     Section 14.9. Past Officers and Directors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIV shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.